POWER OF ATTORNEY

The undersigned hereby constitutes Melinda S. Kilburn, Elizabeth A. Pivirotto, Amy T. Garraty, Mark A. Hughes, or Mark R. Long as attorney to sign for the undersigned and in his name, place and stead, any and all instruments and documents required to be filed with the Securities and Exchange Commission (i) in connection with any sale of securities of the undersigned under Rule 144 of the Securities Act of 1933 and (ii) under Section 16 of the Securities and Exchange Act of 1934, or any rules and regulations promulgated thereunder, in each case with full power and authority to make such filings and to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in connection therewith, as fully and for all intents and purposes as the undersigned could do if personally present, hereby approving the acts of said attorney-in-fact including the rules and regulations thereunder and a Form ID, Uniform Application for Access Codes to File on Edgar (collectively, “Forms”).  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the responsibilities of the undersigned to comply with Rule 144 of the Securities Act of 1933 or Section 16 of the Securities and Exchange Act of 1934 or the rules and regulations promulgated thereunder.

This power of attorney shall remain in full force and effect until the undersigned is not longer required to make filings with the Securities and Exchange Commission in connection with the above, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, I have hereunto set my hand this 18hday of May, 2026.

/s/ William F. Van Sant, III

William F. Van Sant, III

STATE OF ___Pennsylvania___

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COUNTY OF _Bucks______

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BEFORE ME, a Notary Public in and for said county and state, personally appeared the above-named William F. Van Sant, III who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 18th day of May, 2026.

Notary Public –

My commission expires: